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                                                     EXHIBIT 23.8



                      CONSENT OF INDEPENDENT AUDITORS




We consent to the reference to our firm under the caption "Experts" and to the use of our report dated October 12, 1999, except Note I for which the date is October 21, 1999 with respect to the financial statements of Thistledown, Inc. included in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-70520) and related prospectus of Magna Entertainment Corp. for the registration of Class A subordinate Voting Stock.



                                                 /s/ HILL, BARTH & KING LLC
                                                 --------------------------
                                                 Certified Public Accountants


October 25, 2001
Boardman, Ohio